EXHIBIT 99.1

PRESS RELEASE

                      RAYOVAC CLOSES REMINGTON TRANSACTION
                               SEPTEMBER 30, 2003
                           JOHN DAGGETT, 608-275-4912

                      RAYOVAC CLOSES REMINGTON TRANSACTION

MADISON, WIS., (September 30, 2003) - Rayovac (NYSE: ROV) of Madison, Wis. today announced the completion of its previously announced (August 22, 2003) acquisition of Remington Products Company, LLC.

Rayovac also closed its previously disclosed private placement of $350 million of 8 1/2% senior subordinated notes due 2013. Rayovac also announced that it is calling for redemption all of the 11% Series B and Series D Senior Subordinated Notes issued by Remington Products Company and Remington Capital Corp. which have not been tendered by the close of Rayovac's outstanding offer to purchase the notes.

Certain matters discussed in this news release, with the exception of historical matters, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks, uncertainties and other factors that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially from these statements as a result of (1) changes in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (2) changes in consumer demand for the various types of products offered by Rayovac or Remington, (3) changes in the general economic conditions where we do business, such as stock market prices, interest rates, currency exchange rates, inflation and raw material costs, (4) our ability to successfully implement manufacturing, distribution and other cost efficiencies, (5) our ability to obtain the regulatory approvals and financing necessary to close the Remington transaction and (6) various other factors, including those discussed herein and those set forth in Rayovac's and Remington's most recent Form 10-Q, Annual Report on Form 10-K and the prospectus supplement for Rayovac's most recent offering of its common stock.